EXHIBIT 1A-2A

CHARTER AND AMENDMENTS

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Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "370 MARKETS, LLC" AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-NINTH DAY OF JUNE, A.D. 2020, AT 5:36 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, "370 MARKETS, LLC".

Jeffrey W. Bullock, Secretary of State

3156576 8100H
SR# 20206014506

Authentication: 203208475
Date: 07-01-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:36 PM 06/29/2020
FILED 05:36 PM 06/29/2020
SR 20205973920 - File Number 3156576

STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is 370 Markets, LLC .

2. The Registered Office of the limited liability company in the State of Delaware is located at 2140 South Dupont Highway (street), in the City of Camden, Zip Code 19934. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Paracorp Incorporated .

By: ______________________
Authorized Person

Name: Gerome Sapp
Print or Type

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "370 MARKETS, LLC", FILED IN THIS OFFICE ON THE FIRST DAY OF DECEMBER, A.D. 2020, AT 3:41 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

3156576 8100
SR# 20208526857

Authentication: 204218170
Date: 12-03-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:41 PM 12/01/2020
FILED 03:41 PM 12/01/2020
SR 20208526857 - File Number 3156576

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1. The name of this limited liability company is 370 Markets, LLC.

2. The limited liability company was originally formed pursuant to Delaware's Limited Liability Company Act on June 29, 2020 under the name 370 Markets, LLC.

3. The Certificate of Formation of the limited liability company is hereby amended and restated in its entirety as follows: See Exhibit A attached hereto.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 30th day of November 2020.

By: */s/ Gerome Sapp*

Name: Gerome Sapp

Its: Authorized Person

EXHIBIT A

STATE OF DELAWARE
AMENDED AND RESTATED CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY

1. The name of the limited liability company is 370 Markets, LLC.

2. The Registered Office of the limited liability company in the State of Delaware is located at 2140 South Dupont Highway in the City of Camden, Delaware 19934. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Paracorp Incorporated.

3. The limited liability company may establish or provide for the establishment of one (1) or more designated series of members, managers, limited liability company interests or assets in accordance with the limited liability company agreement of the limited liability company (as such agreement may be amended, modified, restated or supplemented from time to time, the "LLC Agreement").

4. Notice is hereby given pursuant to Section 18.215(b) of Delaware's Limited Liability Company Act that the debts, liabilities, and obligations incurred, contracted for, or otherwise existing with respect to a particular series of the limited liability company, whether such series is now authorized and existing or is hereafter authorized and existing pursuant to the LLC Agreement, shall be enforceable against the assets of such series only and not against the assets of the limited liability company generally, or any other series thereof, and, subject to the terms and conditions of the LLC Agreement, none of the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to the limited liability company generally, or any other series thereof, shall be enforceable against the assets of such series.

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